As filed with the Securities and Exchange Commission on August 7, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lionbridge Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7389	04-3398462
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

950 Winter Street, Suite 2410

Waltham, Massachusetts 02451

(781) 434-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Rory J. Cowan

Chief Executive Officer

Lionbridge Technologies, Inc.

950 Winter Street, Suite 2410

Waltham, Massachusetts 02451

(781) 434-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to agent for service, should be sent to:

Margaret A. Shukur, ESQ.

Lionbridge Technologies, Inc.

950 Winter Street, Suite 2410

Waltham, Massachusetts 02451

(781) 434-6000

Copies to:

KENNETH J. GORDON, ESQ. Testa, Hurwitz & Thibeault, LLP 125 High Street Boston, Massachusetts 02110 (617) 248-7000	ALEXANDER G. SIMPSON, ESQ. King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 (212) 556-2100

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Common Stock, $0.01 par value per share	2,300,000	$6.10	$14,030,000	$1,136

(1)	Includes up to 300,000 shares of Lionbridge common stock which the underwriters have the option to purchase from Lionbridge to cover over-allotments, if any.
(2)	Based upon the public offering price.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-106693

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following.    ☐

This Registration Statement is being filed with respect to the registration of additional shares of Lionbridge common stock for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement (Registration No. 333-106693) are incorporated in this Registration Statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith or incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Waltham, Commonwealth of Massachusetts on August 7, 2003.

LIONBRIDGE TECHNOLOGIES, INC.

By:	/s/ MARGARET A. SHUKUR

Margaret A. Shukur Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Capacity	Date

* Rory J. Cowan	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	August 7, 2003

* Stephen J. Lifshatz	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2003

* Edward A. Blechschmidt	Director	August 7, 2003

* Guy L. de Chazal	Director	August 7, 2003

* Claude P. Sheer	Director	August 7, 2003

* Paul Kavanagh	Director	August 7, 2003

*By: /s/ MARGARET A. SHUKUR Margaret A. Shukur Attorney-in-Fact		August 7, 2003

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INDEX TO EXHIBITS

Exhibit No			Item and Reference

1.1		—	Form of Underwriting Agreement (filed as Exhibit 1.1 to Lionbridge’s Registration Statement on Form S-3 (File No. 333-106693) and incorporated herein by reference).

4.1		—	Amended and Restated Certificate of Incorporation of Lionbridge (filed as Exhibit 3.2 to Lionbridge’s Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

4.2		—	Amended and Restated By-laws of Lionbridge (filed as Exhibit 3.4 to Lionbridge’s Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

4.3		—	Specimen Certificate for shares of Lionbridge Common Stock (filed as Exhibit 4.3 to Lionbridge’s Registration Statement on Form S-1 (File No. 333-81233) and incorporated herein by reference).

5.1		—	Legal Opinion of Testa, Hurwitz & Thibeault, LLP (filed as Exhibit 5.1 to Lionbridge’s Registration Statement on Form S-3 (File No. 333-106693) and incorporated herein by reference).

23.1	*	—	Consent of PricewaterhouseCoopers LLP.

23.2	*	—	Consent of PricewaterhouseCoopers LLP.

23.3		—	Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1 filed in Lionbridge’s Registration Statement on Form S-3 (File No. 333-106693) as Exhibit 5.1 and incorporated herein by reference).

24.1		—	Power of Attorney (included on signature page to Lionbridge’s Registration Statement on Form S-3 (File No. 333-106693) and incorporated herein by reference).

* Filed herewith.

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